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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported) December 19, 2003

                            ATX COMMUNICATIONS, INC.
               (Exact Name of Registrant as Specified in Charter)


Delaware                            000-49899                13-4078506
(State or Other Jurisdiction        (Commission              (IRS Employer
Of Incorporation)                   File Number)             Identification No.)



50 Monument Road, Bala Cynwyd, Pennsylvania                     19004
--------------------------------------------------------------------------------
(Address of principal executive offices)                     (Zip Code)

                                 (610) 668-3000
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)




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ITEM 5. OTHER EVENTS

         As previously disclosed, since the end of March 2003 ATX Communications, Inc. (the "Company") has been reviewing and seeking strategic alternatives, including possible recapitalization and/or financing transactions, in order to significantly reduce the Company's overall indebtedness and ensure the Company's ongoing viability and growth. On December 19, 2003, this Company-led process culminated when Leucadia National Corporation ("Leucadia") purchased, at a significant discount, all of the Company's debt obligations under its senior secured credit facility, including $156,100,000 in principal borrowings then outstanding under the facility. Further, the Company and Leucadia have entered into an amendment to the senior secured credit facility, under which Leucadia has agreed, subject to certain conditions and limitations, to refrain from exercising certain of its rights under the facility. Leucadia's purchase of the Company's senior secured debt was accomplished with the full support of the Company's board of directors and senior management and completes the first step in the recapitalization of the Company. The Company and Leucadia contemplate that a recapitalization of the Company may be implemented via a voluntary Chapter 11 reorganization or, possibly, outside of court. In the event that the Company determines to commence a voluntary reorganization proceeding, Leucadia has agreed to make additional capital available to the Company at the outset and during the course of such a proceeding, subject to certain conditions. Subject to the terms of the documents filed herewith, Leucadia, an investor in other telecommunications assets, has agreed to work cooperatively with the Company to effectuate the Company's recapitalization so as to preserve and maximize the Company's operations and value.


ITEM 7(C). EXHIBITS

10.01 Purchase Agreement dated as of December 19, 2003, among Leucadia National Corporation or one of its affiliates, JPMorgan Chase Bank, in its capacity as Administrative Agent and in its capacity as Collateral Agent, and JPMorgan Chase Bank; America Online, Inc., Goldman Sachs Credit Partners L.P., and Morgan Stanley Senior Funding, Inc., as lenders under the Credit Agreement dated as of September 28, 2000, as amended and restated as of April 11, 2001, and amended by the First Amendment dated as of October 31, 2001, the Second Amendment dated as of December 14, 2001, the Third Amendment dated as of March 29, 2002 and the Fourth Amendment dated as of March 31, 2003.

10.02 Fifth Amendment, dated as of December 19, 2003, to the Credit Agreement, dated as of September 28, 2000, as amended and restated as of April 11, 2001, and amended by the First Amendment dated as of October 31, 2001, the Second Amendment dated as of December 14, 2001, the Third Amendment dated as of March 29, 2002 and the Fourth Amendment dated as of March 31, 2003 among CCL Historical, Inc., formerly named CoreComm Limited, the Company, CoreComm Communications, Inc. and Leucadia National Corporation or one of its affiliates.

10.03 Conversion Agreement, dated as of December 19, 2003, by and among ATX Communications, Inc. and Leucadia National Corporation or one of its affiliates.


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Cautionary Statement Regarding Forward Looking Statements

         This document contains certain forward-looking statements that involve substantial risks and uncertainties. All statements regarding the Company's expected future financial position, results of operations, cash flows, restructuring and financing plans, business strategy, budgets, projected costs, capital expenditures, competitive positions, growth opportunities, plans and objectives of management for future operations and statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements. Such forward-looking statements are inherently uncertain, and readers must recognize that actual results may differ from the Company's expectations.



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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  December 23, 2003            ATX COMMUNICATIONS, INC.
                                    (Registrant)


                                    By: /s/ Thomas J. Gravina
                                    ---------------------------------------
                                    Name:  Thomas J. Gravina
                                    Title: President and Chief Executive Officer



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                                  EXHIBIT INDEX

Exhibit No.       Description

10.01 Purchase Agreement dated as of December 19, 2003, among Leucadia National Corporation or one of its affiliates, JPMorgan Chase Bank, in its capacity as Administrative Agent and in its capacity as Collateral Agent, and JPMorgan Chase Bank; America Online, Inc., Goldman Sachs Credit Partners L.P., and Morgan Stanley Senior Funding, Inc., as lenders under the Credit Agreement dated as of September 28, 2000, as amended and restated as of April 11, 2001, and amended by the First Amendment dated as of October 31, 2001, the Second Amendment dated as of December 14, 2001, the Third Amendment dated as of March 29, 2002 and the Fourth Amendment dated as of March 31, 2003.


10.02 Fifth Amendment, dated as of December 19, 2003, to the Credit Agreement, dated as of September 28, 2000, as amended and restated as of April 11, 2001, and amended by the First Amendment dated as of October 31, 2001, the Second Amendment dated as of December 14, 2001, the Third Amendment dated as of March 29, 2002 and the Fourth Amendment dated as of March 31, 2003 among CCL Historical, Inc., formerly named CoreComm Limited, the Company, CoreComm Communications, Inc. and Leucadia National Corporation or one of its affiliates.

10.03 Conversion Agreement, dated as of December 19, 2003, by and among ATX Communications, Inc. and Leucadia National Corporation or one of its affiliates.